                                                                     Exhibit 4.3


           SERIES A PREFERRED SHAREHOLDERS AGREEMENT, dated as of March 31, 2000, among IPG PHOTONICS CORPORATION, a Delaware corporation (the "Company"),
                                                                    -------
and the owners of Series A Preferred Stock of the Company listed on Schedule I attached hereto, as amended from time to time (the "Investors").
                                                    ---------

           WHEREAS, each of the Investors has subscribed for or will subscribe for shares of Series A Preferred Stock, $.0001 par value per share (the "Series
                                                                         ------
A Preferred Stock"), of the Company; and
-----------------

           WHEREAS, it is a condition to the Company's acceptance of the Investor's subscription for the Series A Preferred Stock pursuant to their respective Subscription Agreements that each Investor enter into this Agreement with the Company and the other Investors.

           NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and the investment by the Investors under their respective Subscription Agreements, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1  Right of First Offer; Co-Sale Right

     1.1.  Restrictions on Transfer.  Without limiting any other restriction
           ------------------------
contained in this Agreement, no Investor may sell, assign, transfer, pledge, bequeath, hypothecate, mortgage, grant any proxy with respect to, or in any other way encumber or otherwise dispose of, directly or indirectly (including any sale of the equity in an entity owning any shares of Series A Preferred Stock) (collectively, a "Transfer") any shares of Series A Preferred Stock or
                         --------
the shares of Common Stock, $.0001 par value per share ("Common Stock"), of the
                                                         ------------
Company issuable upon conversion of the Series A Preferred Stock (such Series A Preferred Stock together with the Common Stock, the "Shares") for a period of
                                                     ------
two years from the date of this Agreement (the "Restricted Period"), except
                                                -----------------
pursuant to a Permitted Transfer, as defined in Section 1.3 hereof.

     1.2.  Right of First Offer.
           ---------------------

           (a) Except pursuant to a Permitted Transfer, if at any time after the Restricted Period any Investor desires to Transfer all or any of the Shares beneficially owned by such Investor (the "Subject Shares"), to any proposed
                                          --------------
third party purchaser, the Investor shall first offer such Subject Shares for sale to the Company. The Subject Shares proposed to be sold shall be offered by written notice (the "Offer Notice") delivered by the Investor to the Company
                     ------------
specifying the price and other terms on which such Subject Shares may be purchased.

           (b) If within a period of 15 days after the delivery of the Offer Notice the Company does not agree to purchase all of the offered Subject Shares on the terms set forth in the Offer Notice, then for a period of 180 days thereafter the Investor may sell all or any part of such Subject Shares to one or more third parties, provided, that such sales are made at prices and upon
                       ---------
terms no less favorable in any material respect than those set forth in the Offer Notice. It shall be a condition to such sale to a third party that such third party execute and deliver a counterpart signature page agreeing to be bound by the terms of this Agreement. No sales may be made by the offering Investor after the expiration of such 180-day period without the Investor again first offering the Shares to be sold to the Company pursuant to this Section 1.2. If the Company elects to purchase all the Shares offered, the closing of such purchase shall take place within 10 days after the delivery of the Offer Notice, on the terms provided therein.

     1.3.  Permitted Transfer.  The terms and conditions of Sections 1.1 and 1.2
           ------------------
hereof shall not apply to any Permitted Transfer by any Investor. For purposes of this Agreement, "Permitted Transfer" means (a) any transfer by any Investor
                    ------------------
who is a natural person (i) to or for the benefit of any parent, spouse, child or grandchild of such Investor, to a trust for the benefit of such Investor, to a trust for the benefit of any of the foregoing or to a corporation, partnership or limited liability company controlled at all times by the Investor or any of the foregoing, (ii) by will or the laws of descent and distribution or (iii) to an Investor, or (b) any transfer by any Investor which is not a natural person to any of its Affiliates, shareholders, members or partners (any person to whom a Permitted Transfer is made being defined as a "Permitted Transferee");
                                                 --------------------
provided, that it shall be a condition of each such Transfer (A) that the
--------
Permitted Transferee agree to be bound by the terms and conditions of this Agreement as an Investor, and execute a counterpart signature page of this Agreement (in which case such Permitted Transferee shall be deemed an Investor hereunder), and (B) voting control over the Shares to be transferred shall be retained by the transferring Investor (to the extent possible). For purposes of this Agreement, an "Affiliate" of an Investor shall mean a person that directly,
                    ---------
or indirectly through one or more intermediaries, controls, or its controlled by, or is under common control with, such Investor.

SECTION 2  Restrictions on Transfer.

     2.1.  General.  The Shares may not be Transferred except after compliance
           -------
with the conditions specified in Sections 1 and 2 hereof. Any attempt by any Investor to transfer any Shares in violation of any provision of this Agreement will be void. The Company will not be required (a) to transfer on its books any Shares that have been transferred in violation of this Agreement, or (b) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Shares may have been so transferred.

     2.2.  Legend.
           ------

           (a) Each certificate representing Shares shall (unless otherwise permitted by the provisions of Section 2.4 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS."

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           (b)  Each certificate representing Shares shall (unless otherwise permitted by the provisions of Sections 2.4 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

                "THE TRANSFER AND OTHER MATTERS PERTAINING TO THESE SECURITIES ARE SUBJECT TO THE CONDITIONS SPECIFIED IN THE SERIES A PREFERRED SHAREHOLDERS AGREEMENT, DATED AS OF MARCH 31, 2000, AMONG IPG PHOTONICS CORPORATION (THE "COMPANY"), AND THE SERIES A PREFERRED STOCKHOLDERS OF THE COMPANY, AS AMENDED FROM TIME TO TIME, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

     2.3.  Procedures for Transferring.  Upon request by the Company, any
           ---------------------------
Investor desiring to Transfer Shares shall deliver a written opinion of counsel for such Investor, addressed to the Company, stating that in the opinion of such counsel (which opinion and counsel must be satisfactory to the Company in its sole discretion), the proposed Transfer that does not involve a transaction requiring registration or qualification of such Shares under the Securities Act of 1933, as amended (the "Securities Act"), or the securities or "blue sky" laws
                          --------------
of any state of the United States. Subject to Sections 1 and 2 hereof, such Investor shall be entitled to Transfer such Shares if the Company does not reasonably object to such Transfer and request such opinion within fifteen days after delivery of such notice, or, if it requests such opinion, after it has received such opinion. Each certificate or other instrument evidencing the securities issued upon the Transfer of any Shares (and each certificate or other instrument evidencing any untransferred balance of such Shares) shall bear the legends set forth in Section 2.2 hereof.

     2.4.  Termination of Restrictions.
           ---------------------------

           (a) If (i) any Shares are Transferred pursuant to an effective registration statement under the Securities Act or in a transaction contemplated by Section 2.3 hereof which does not require that the Shares so transferred bear the legend set forth in Section 2.2(a) hereof or (ii) the holder of Shares has met the requirements for Transfer of such Registrable Shares under Rule 144(k) under the Securities Act (subject to the delivery of opinions as set forth above), then the holder of such Shares shall be entitled to receive from the Company, without expense, a new certificate in the name of the Investor not bearing the restrictive legend set forth in Section 2.2(a) hereof.

           (b) In accordance with Section 8.1 hereof, the holders of Shares shall be entitled to receive from the Company, without expense, new certificates in the name of the Investor not bearing the restrictive legend set forth in
Section 2.2(b) hereof.

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SECTION 3  Holdback Agreement.

     3.1. If the Company at any time shall register shares of its capital stock under the Securities Act for sale to the public in an initial public offering of the Company's securities, the Investors shall not sell publicly, make any short sale of, grant any option for the purchase of, or otherwise dispose publicly of, any Shares (other than those shares of Common Stock included in such registration pursuant to Section 5) without the prior written consent of the Company, for a period designated by the Company in writing to the Investors, which period shall begin not more than 10 days prior to the effectiveness of the registration statement pursuant to which such public offering shall be made and shall not last more than 180 days after the effective date of such registration statement.

     3.2. (a) In connection with any initial public offering by the Company, each Investor irrevocably appoints the Company (and any officer designated by the Company) ("Attorney") to act as his or its true and lawful agent and
               --------
attorney-in-fact, with full power of substitution, (i) to negotiate with the managing underwriter(s) for the Company's initial public offering the terms and conditions of the holdback agreements of the Investors and any other restrictions on the right of such holder to sell his or its shares of Common Stock which shall be imposed by the managing underwriter(s) for such offering (including, without limitation, the length of the holdback period, subject to Section 3.1 hereof), and (ii) to execute and deliver any and all documents, agreements and instruments and to take any and all actions, in the name of and on behalf of the Investor, as may be necessary or appropriate to effectuate the foregoing on such terms and conditions as the Attorney approves in its sole judgment.

     (b) No person to whom this Power of Attorney is presented, as authority for Attorney to take any action or actions contemplated hereby, shall inquire into or seek confirmation from the Investor as to the authority of Attorney to take any action or actions described above, or as to the existence of or fulfillment of any condition to this Power of Attorney, which is intended to grant to Attorney unconditionally the authority to take and perform the actions contemplated herein, and the Investor irrevocably waives any right to commence any suit or action, in law or equity, against any person or entity which acts in reliance upon or acknowledges the authority granted under this Power of Attorney. The Power of Attorney granted hereby is coupled with an interest, and may not be revoked or canceled by the Investor without Attorney's written consent. The Investor hereby ratifies, to the extent permitted by law, all that said Attorney shall lawfully do or cause to be done by virtue hereof.

SECTION 4  Tag-Along Right.

     4.1.  Valentin P. Gapontsev ("Dr. Gapontsev") shall not directly or
                                   -------------
indirectly sell, transfer or otherwise dispose of capital stock of the Company (or securities convertible into or exercisable for capital stock) that exceeds 10% of Dr. Gapontsev's ownership of such capital stock on the date of this Agreement and only to the extent that such capital stock exceeds 10% (collectively, "Tag-Along Stock"), in a single transaction or related series of
                ---------------
transactions to any person or entity which is not an Affiliate of Dr. Gapontsev or which is not a person or entity described in Section 1.3(a) hereof, unless the terms and conditions of such sale, transfer or other disposition (the "Third
                                                                           -----
Party Disposition") to such third party shall contain an offer to each Investor
-----------------
to include in such Third Party Disposition such number of Shares as is determined in
accordance with Section 4.2 below.   At least 30 days prior to effecting any
Third Party Disposition, Dr. Gapontsev shall promptly cause the terms and conditions of the Third Party Disposition to be reduced to a reasonably detailed writing (which writing shall identify the third-party purchaser and shall include the offer to each Investor to purchase or otherwise acquire their Shares according to the terms and subject to the conditions of this Section 4), and shall deliver, or cause the third party to deliver, written notice (the "Tag-
                                                                         ---
Along Notice") of the terms of such Third Party Disposition to each Investor.
------------
The Tag-Along Notice shall be accompanied by a true and correct copy of the agreement, if any, embodying the terms and conditions of the proposed Third Party Disposition or such written summary thereof if there is no written agreement. At any time after receipt of the Tag-Along Notice (but in no event later than 10 business days after receipt), each Investor may accept the offer included in the Tag-Along Notice for up to such number of its Shares as determined in accordance with the provisions of Section 4.2 hereof, by furnishing irrevocable written notice of such acceptance to the third party.

     4.2. In the event that any Investor elects to accept the offer included in the Tag-Along Notice described in Section 4.1 hereof, such Investor (the "Included Purchaser") shall have the right to sell, transfer or otherwise
-------------------
dispose of such number of its Shares pursuant to, and upon consummation of, the Third Party Disposition which is equal to the product of (a) the total number of shares of Common Stock owned by the Included Purchaser (assuming for the purpose of this calculation, the conversion of all of the Series A Preferred Stock) and
(b) a fraction, the numerator of which shall equal the total number of shares of Common Stock (calculated on an as-converted basis) to be sold to the third party, and the denominator of which shall equal the total number of shares of Common Stock (calculated on an as converted basis) owned by Dr. Gapontsev and all Included Purchasers. If the third-party purchaser is not willing to purchase such additional shares, the number of shares to be sold by Dr. Gapontsev and the Included Purchasers shall be proportionately reduced.

     4.3. The purchase of Shares pursuant to this Section 4 shall be made on the same terms (including, without limitation, the per share consideration and method of payment, and the date of sale, transfer or other disposition), and subject to the same conditions, if any, as are stated in the Tag-Along Notice.

     4.4. Upon the consummation of the disposition of capital stock of the Company to the third party pursuant to the Third Party Disposition, the Tag-Along Seller shall cause the third party to (a) remit directly to each Included Purchaser the sales price of its Shares disposed of pursuant thereto, and (b) furnish such other evidence of the completion and time of completion of such disposition and the terms thereof as may reasonably be requested by such Included Purchaser.

     4.5. If an Investor has not delivered to the Company and to the third party written notice of its acceptance of the offer contained in the Tag-Along Notice within 10 business days after the receipt of the Tag-Along Notice, such Investor shall be deemed to have waived any and all rights pursuant to this
Section 4 with respect to the disposition of its Shares described in the Tag-Along Notice, and Dr. Gapontsev shall have 120 calendar days (calculated from the first day next succeeding the expiration of the 30-calendar day period described above in Section 4.1 hereof), in which to dispose of the aggregate amount of Tag-Along Stock described in the Tag-

Along Notice to the third party identified in the Tag-Along Notice, on terms not more favorable to the Company than those which were set forth in the Tag-Along Notice.

SECTION 5  Registration.

     5.1. If the Company shall not have any of its securities registered under the Securities Act by the third anniversary of the date of this Agreement and the Company shall be requested by the Investors holding a majority of the shares of Common Stock held by such Investors which constitute Registrable Shares (as defined in Section 5.1(d) below) then owned by the Investors to effect a registration under the Securities Act of Registrable Shares in accordance with this Section, then the Company shall promptly give written notice of such proposed registration to all holders of Registrable Shares and shall offer to include in such proposed registration any Registrable Shares requested to be included in such proposed registration by such holders who respond in writing to the Company's notice within 30 days after delivery of such notice (which response shall specify the number of Registrable Shares proposed to be included in such registration). The Company shall promptly use its commercially reasonable efforts to effect such registration on any appropriate form under the Securities Act of the Registrable Shares which the Company has been so requested to register; provided, that the Company shall not be obligated to effect any
             --------
registration under the Securities Act except in accordance with the following provisions:

           (a) the Company shall not be obligated to file (i) more than one registration statement in total under this Section 5.1; or (ii) any registration statement pursuant to this Section 5 or Section 6 hereof during any period when the disposition of any Registrable Shares is limited pursuant to Section 3.1 hereof;

           (b) with respect to any registration pursuant to this Section 5.1, the Company may include in such registration any authorized but unissued shares of Common Stock or shares of Common Stock held by the Company in its treasury (the "Primary Shares") or shares of Common Stock which do not constitute Primary
      --------------
Shares or Registrable Shares (the "Other Shares"); provided, that if the
                                   --------------  --------
managing underwriter advises the Company that the inclusion of all Registrable Shares, Primary Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of all such securities, then the number of Registrable Shares, Primary Shares and Other Shares proposed to be included in such registration shall be included in the following order:


                (i) first, the Registrable Shares, pro rata based upon the number of Registrable Shares (based upon Common Stock equivalents) owned by each Investor at the time of such registration;

                (ii)   second, the Primary Shares; and

                (iii)  third, the Other Shares.

           (c) The Company shall bear the expense of the registration effected under this Section, but excluding any underwriters' or brokers' discounts or commissions and the fees of any counsel to the selling Investors. A requested registration under this Section 5.1 may be rescinded by written notice to the Company by the Investors requesting such registration; such rescinded registration shall not count as a registration statement initiated pursuant to this Section

5.1 for purposes of paragraph (a) above if such registration statement is rescinded prior to the effective date thereof and if the Investors initiating such request shall have reimbursed the Company for all out-of-pocket expenses incurred by the Company in connection with such rescinded registration.

           (d)  "Registrable Shares" shall mean, with respect to any Investor,
                 ------------------
shares of Common Stock issued or issuable upon conversion of the Series A Preferred Stock and which have not previously been sold to the public pursuant to a registration statement under the Securities Act, or pursuant to Rule 144 of the Securities Act; provided, that after the date of initial public offering of
                    --------
the Company's securities, shares of Common Stock shall not be deemed to be Registrable Shares if the Investor shall be able to resell the Common Stock under Rule 144 or any successor rule thereto without limitation on the volume of shares to be resold pursuant to Rule 144(e).

     5.2. If the Company at any time proposes for any reason to register Primary Shares or Other Shares under the Securities Act (other than on Form S-4 or Form S-8 promulgated under the Securities Act or any successor forms thereto or other than in connection with an initial public offering of the Company's securities, an exchange offer or offering solely to the Company's Investors ), it shall promptly give written notice to each Investor of its intention to so register the Primary Shares or Other Shares and, upon the written request, given within 10 days after delivery of any such notice by the Company, of any Investor to include in such registration Registrable Shares held by such Investor (which request shall specify the number of Registrable Shares proposed to be included in such registration), the Company shall use its commercially reasonable efforts to cause all such Registrable Shares to be included in such registration on the same terms and conditions as the securities otherwise being sold in such registration; provided, that if the managing underwriter advises the Company
              --------
that the inclusion of all Registrable Shares or Other Shares proposed to be included in such registration would interfere with the successful marketing (including pricing) of the Primary Shares proposed to be registered by the Company or the Other Shares which the Company is required to register, then the number of Primary Shares, Registrable Shares and Other Shares proposed to be included in such registration shall be included in the following order:

           (a)  first, the Primary Shares;

           (b)  second, the Other Shares; and

           (c) third, the Registrable Shares, pro rata based upon the number of Registrable Shares (based upon Common Stock equivalents) owned by each Investor at the time of such registration.

     The Investors may exercise their rights under this Section 5.2 on an unlimited number of occasions. The Company shall bear the expense of any registration effected under this Section 5.2 including, without limitation, all registration and filing fees (including all expenses incident to filing with the NASD), fees and expenses of complying with securities and blue sky laws, printing expenses, and fees and expenses of the Company's counsel and accountants.

SECTION 6  Registration Procedures.

     6.1. In connection with the registration of Registrable Shares pursuant to
Section 5 hereof, the Company shall as expeditiously as is reasonable:

          (a) prepare and file with the Securities and Exchange Commission (the "SEC") on any appropriate form a registration statement with respect to such
 ---
Registrable Shares and use its reasonable commercial efforts to cause such registration statement to become effective;

          (b) prepare and file with the SEC such amendments (including post-effective amendments) and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares and other securities covered by such registration statement for a period of 90 days or until the Investor or Investors have completed the distribution described in such registration statement, whichever occurs first;

          (c) furnish to each seller of such Registrable Shares such number of conformed copies of such registration statement and of each such amendment and supplement thereto such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus), in conformity with the requirements of the Securities Act;

          (d) use its reasonable commercial efforts to register or qualify all Registrable Shares and other securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as the underwriter shall reasonably request, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, or to subject itself to taxation in respect of doing business in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

          (e) immediately notify each seller of Registrable Shares, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing or if it is necessary, in the opinion of counsel to the Company, to amend or supplement such prospectus to comply with law, and at the request of any such seller prepare and furnish to any such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary;

          (f) otherwise use its reasonable commercial efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, beginning with the first month of the first fiscal quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (g) use its reasonable commercial efforts to list such securities on each securities exchange or over-the-counter market on which shares of Common Stock are then listed, if such securities are not already so listed and if such listing is then permitted under the rules of such exchange and, if shares of Common Stock are not then listed on a securities exchange or over-the-counter market, to use is reasonable commercial efforts to cause such securities to be listed on such securities exchange or over-the-counter market as the managing or lead managing underwriter shall reasonably request.

     6.2. The holders of Registrable Shares included in any registration shall furnish to the Company such information regarding such Investors, the Registrable Shares held by them and the distribution proposed by such Investor or Investors as the Company may from time to time reasonably request and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Agreement.

     6.3. (a) The Company will indemnify each Investor with respect to which a registration has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of
Section 15 of the Securities Act, against any and all losses, claims, damages, liabilities or expenses (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement or prospectus, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances in which they were made, not misleading; provided, that the Company will not be liable in any such
                      --------
case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Investor or underwriter.

          (b) Each Investor will, if Registrable Shares held by such Investor are included in the securities as to which such registration is being effected, indemnify the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of
Section 15 of the Securities Act and each other such Investor of securities included in the registration against any and all losses, claims, damages, liabilities and expenses (or actions in respect thereof), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement or prospectus, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which they were made, not misleading, and will reimburse the Company, such Investors, underwriters or control persons for any legal or any other expenses reasonably incurred, as such expenses are incurred, in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement or prospectus in reliance upon and in conformity with information furnished to the Company by such Investor.

          (c) Each party entitled to indemnification under this Section 6.3 (the "Indemnified Party") shall give notice to the party required to provide
      -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claims or any litigation resulting therefrom; provided, that counsel for the Indemnifying
                                --------
Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (which approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such Indemnified Party's expense; provided, that the failure of any Indemnified Party
                             --------
to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement unless the failure to give such notice is materially prejudicial to an Indemnifying Party's ability to defend such action. Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume the defense for matters as to which there is, in the opinion of counsel to the Indemnifying Party, a conflict of interest or separate and different defenses. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and the litigation resulting therefrom.

     6.4. (a) If the indemnification provided for in Section 6.3 hereof is unavailable to the Indemnified Parties in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and the Indemnified Party on the other in connection with the statement or omission which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue statement (or alleged untrue statement), of a material fact or the omission (or alleged omission) to state a material fact relates to information supplied by the Indemnifying Party or the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Investor agree that it would not be just and equitable if contribution pursuant to this Section 6.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim.

          (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Section 7 Information Rights. The Issuer shall furnish to each Investor, within 120 days after the end of each fiscal year ending December 31, 2000 and thereafter, copies of consolidated and consolidating statements of income, retained earnings and cash flows of the Company for such year, and consolidated and consolidating balance sheets of the Company as of the end of such year, audited by independent certified public accountants selected by the Company, prepared in accordance with generally accepted accounting principles and generally accepted auditing standards.

Section 8   Miscellaneous.

     8.1.   Termination.  Sections 1, 2 (other than Sections 2.2(a) and 2.4
            -----------
hereof), 4 and 7 shall terminate and be of no further force or effect from and after the consummation of the sale of the Common Stock to the public in a firm commitment public offering pursuant to an effective registration statement under the Securities Act that generates gross proceeds to the Company (before deducting underwriting discounts and other customary offering expenses) in an aggregate amount equal to at least $35,000,000 at a pre-money valuation of at least $500,000,000.

     8.2.   Injunctive Relief.  It is acknowledged that it will be impossible to
            -----------------
measure the damages that would be suffered by the Investors if an Investor fails to comply with the provisions of this Agreement and that in the event of any such failure, the Investors will not have an adequate remedy at law. The Investors and the Company shall, therefore, be entitled to obtain specific performance of such Investor's obligations hereunder and to obtain immediate injunctive relief. The Investor shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the Investors have an adequate remedy at law.

     8.3.   Assignment.
            ----------

            (a) The Company and each Investor shall cause any person or entity who acquires Series A Preferred Stock to become an Investor hereunder.

            (b) Execution of a counterpart of this Agreement by any person or entity who acquires Series A Preferred Stock and an amendment adding the name of such person or entity shall be a condition of any acquisition of such shares by such person or entity.

     8.4.   Successors and Assigns.  This Agreement shall bind and inure to the
            ----------------------
benefit of the Company and the Investors and, subject to Section 8.3, their respective successors and assigns.

     8.5.   Entire Agreement.  This Agreement contains the entire agreement
            ----------------
among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

     8.6.   Notices.  All notices, requests, consents and other communications
            -------
hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person by a nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address previously provided or such other address as may hereafter be designated in writing by the addressee as follows: (a) if to an Investor, at the address and telecopier numbers previously provided and (b) if to the Company, at the address previously provided. All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day and (c) in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

     8.7.  Modifications; Amendments; Waivers.  The terms and provisions of this
           ----------------------------------
Agreement may not be modified, waived or amended, except pursuant to a writing signed by the Company and the Investors holding at least 50% of the outstanding shares of Series A Preferred Stock (on an as-converted basis) and Dr. Gapontsev with respect to Sections 4 and 8 hereof only.

     8.8.  Counterparts.  This Agreement may be executed in any number of
           ------------
counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     8.9.  Headings.  The headings of the various sections of this Agreement
           --------
have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     8.10. Severability.  It is the desire and intent of the parties that the
           ------------
provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     8.11. Governing Law.  This Agreement shall be governed by and construed in
           -------------
accordance with the laws of the State of Delaware, without giving effect to principles governing conflicts of laws.


                     [Signature Page Immediately Follows]

     IN WITNESS WHEREOF, the parties have executed and delivered this Series A Preferred Shareholders Agreement on the date first above written.


                                             IPG PHOTONICS CORPORATION


                                             By: /s/ Paolo Sinni
                                                 ------------------------------
                                                 Name:  Paolo Sinni
                                                 Title: Controller



                                             __________________________________
                                             Print Name of Investor




Agreed to (only with respect to Section 4);


/s/ Valentin P. Gapontsev
-------------------------------------------
Valentin P. Gapontsev

                                  Schedule I


     Name

Daniel Prouty
Melvin Glickman
Eleanor Glickman
Howard and Jeanne
Borggaard
David Masiello
Aho Construction,
Raymond Aho
Brett Mann
Michael Ciesla
Andrew Unanue
Ronald Nation
Sujay Shetty

Gary T Melia
James J Gribouski
Eileen Kneeland
Lyle Hislop
Sharon Maguire
Robert P Miller
Mike Brown
R Douglas Hall
Richard Seder
Kevin Giblin

James P Carney
Gary Oldenberg
Lee F Oldenberg
Richard M Lees
Badger Partners
Alfred J Galiani
John Galiani
Mark Galiani
George M Blair
Charnell W Blair
David R Boyd

Kimberly A Cox
John H Dalton

Kluge Investments Ltd

Pearl B Harrell